SUB-ITEM 77Q1 (A)

Amendment to Declaration of Trust

An Amendment, effective August 26, 2016, to the Amended and Restated Declaration of Trust, dated December 29, 2010, as amended of MFS Series Trust XVI, is contained in Post-Effective Amendment No. 61 to the Registration Statement of MFS Series Trust XVI (File Nos. 002-36431 and 811-02032), as filed with the Securities and Exchange Commission via EDGAR on October 27, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.

Revised Appendix A to the By-Laws

Appendix A, dated August 5, 2016 to the Master Amended and Restated By-Laws for MFS Series Trust XVI, dated January 1, 2002 as revised through August 5, 2016, is contained in Post-Effective Amendment No. 124 to the Registration Statement of MFS Series Trust X (File Nos. 33-1657 and 811-4492), as filed with the Securities and Exchange Commission via EDGAR on September 27, 2016, under Rule 485 under the Securities Act of 1933. Such document is incorporated herein by reference.